Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Mauricio Lopez-Hodoyan
Vice President, Investor Relations
Phone: 1-858-658-4813 | e-mail: ir@qualcomm.com

Qualcomm Announces Third Quarter Fiscal 2024 Results
Revenues: $9.4 billion
GAAP EPS: $1.88, Non-GAAP EPS: $2.33
—Greater Than 20% Year-Over-Year Growth in EBT—
—QCT Automotive: 87% Year-Over-Year Growth in Revenues—
SAN DIEGO - July 31, 2024 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal third quarter ended June 23, 2024.
“Our third quarter results reflect strong execution of our growth and diversification strategy, with QCT quarterly revenues and EBT margins at the high end of guidance,” said Cristiano Amon, President and CEO of Qualcomm Incorporated. “We are excited about the launch of our Snapdragon X Series solutions for PCs that deliver leading performance, unmatched power efficiency and personalized AI experiences. This launch represents a significant milestone in our transformation from a communications company to a leading intelligent computing company.”
Third Quarter Results1

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q3 Fiscal 2024	Q3 Fiscal 2023	Change	Q3 Fiscal 2024	Q3 Fiscal 2023	Change
Revenues	$9,393	$8,451	+11%	$9,391	$8,442	+11%
Earnings before taxes (EBT)	$2,279	$1,757	+30%	$3,034	$2,430	+25%
Net income	$2,129	$1,803	+18%	$2,648	$2,105	+26%
Diluted earnings per share (EPS)	$1.88	$1.60	+18%	$2.33	$1.87	+25%
(1) Discussion regarding our use of Non-GAAP financial measures and reconciliations between GAAP and Non-GAAP results are included at the end of this news release in the sections labeled “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliations of GAAP Results to Non-GAAP Results.”
Segment Results

	QCT			QTL
(in millions, except percentages)	Q3 Fiscal 2024	Q3 Fiscal 2023	Change	Q3 Fiscal 2024	Q3 Fiscal 2023	Change
Revenues	$8,069	$7,174	+12%	$1,273	$1,230	+3%
EBT	$2,181	$1,744	+25%	$894	$811	+10%
EBT as % of revenues	27%	24%	+3 points	70%	66%	+4 points

Qualcomm Announces Third Quarter Fiscal 2024 Results	Page 2 of 8

QCT Revenue Streams1

(in millions, except percentages)	Q3 Fiscal 2024	Q3 Fiscal 2023	Change
Handsets	$5,899	$5,255	+12%
Automotive	811	434	+87%
IoT	1,359	1,485	(8%)
Total QCT revenues	$8,069	$7,174	+12%
(1) We disaggregate QCT revenues based on the industries and applications in which our products are sold.

Return of Capital to Stockholders
During the third quarter of fiscal 2024, we returned $2.3 billion to stockholders, including $949 million, or $0.85 per share, of cash dividends paid and $1.3 billion through repurchases of 7 million shares of common stock.

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent quarterly report on file with the Securities and Exchange Commission (SEC) provides a more complete description of our risks.
The following table summarizes GAAP and Non-GAAP guidance based on the current outlook.

Current Guidance Q4 FY24 Estimates[1]
Revenues	$9.5B - $10.3B
Supplemental Revenue Information
QCT revenues	$8.1B - $8.7B
QTL revenues	$1.35B - $1.55B
GAAP diluted EPS	$2.38 - $2.58
Less diluted EPS attributable to QSI	$—
Less diluted EPS attributable to share-based compensation	($0.44)
Less diluted EPS attributable to other items[2]	$0.37
Non-GAAP diluted EPS	$2.45 - $2.65
(1) Our outlook reflects a 14-week fiscal fourth quarter, which occurs every five to six years. Our outlook does not include provisions for proposed tax law changes, future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as certain investments, derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain. Our outlook includes the impact of any pending business combinations to the extent they are expected to close in the upcoming quarter. Actual results may differ materially from the outlook.
(2) Our guidance for diluted EPS attributable to other items for the fourth quarter of fiscal 2024 is primarily related to tax benefits resulting from the establishment of a deferred tax asset related to an expected intra-group transfer of intellectual property and the requirement to capitalize research and development expenditures under U.S. Federal income tax law, partially offset by acquisition-related items.

Qualcomm Announces Third Quarter Fiscal 2024 Results	Page 3 of 8

Conference Call and Available Information
Qualcomm’s third quarter fiscal 2024 earnings conference call will be broadcast live on July 31, 2024, beginning at 1:45 p.m. Pacific Time (PT) at https://investor.qualcomm.com/news-events/events. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to our financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted to our Investor Relations website at https://investor.qualcomm.com immediately prior to the commencement of the call. An audio replay will be available on our website and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use reservation number 13747430.

Our Investor Relations website at https://investor.qualcomm.com contains a significant amount of information about us, including financial and other information for investors, and it is possible that this information could be deemed to be material information. Accordingly, investors and others interested in Qualcomm should review the information posted on our website in addition to following our press releases, SEC filings and public conference calls and webcasts.

About Qualcomm
Qualcomm relentlessly innovates to deliver intelligent computing everywhere, helping the world tackle some of its most important challenges. Our proven solutions drive transformation across major industries, and our Snapdragon® branded platforms power extraordinary consumer experiences. Building on our nearly 40-year leadership in setting industry standards and creating era-defining technology breakthroughs, we deliver leading edge AI, high-performance, low-power computing, and unrivaled connectivity. Together with our ecosystem partners, we enable next-generation digital transformation to enrich lives, improve businesses, and advance societies. At Qualcomm, we are engineering human progress.

Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering and research and development functions and substantially all of our products and services businesses, including our QCT semiconductor business. Snapdragon and Qualcomm branded products are products of Qualcomm Technologies, Inc. and/or its subsidiaries. Qualcomm patented technologies are licensed by Qualcomm Incorporated.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: our growth and diversification strategy; product performance and capabilities; our transformation from a communications company to a leading intelligent computing company; our business outlook; and our estimates and guidance related to revenues and earnings per share (EPS). Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: our dependence on a small number of customers and licensees, and particularly from their sale of premium-tier devices; our customers vertically integrating; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; our ability to extend our technologies and products into new and expanded product areas, and industries and applications beyond mobile handsets; our strategic acquisitions, transactions and investments, and our ability to consummate strategic acquisitions; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; our ability to attract and retain qualified employees; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, and other attacks on our licensing business model; potential changes in our patent licensing practices, whether due to governmental investigations, legal challenges or otherwise; adverse rulings in governmental investigations or proceedings or other legal proceedings; our customers’ and licensees’ sales of products and services based on CDMA, OFDMA and other communications technologies, including 5G, and our customers’ demand for our products based on these technologies; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; geopolitical conflicts, natural disasters, pandemics and other health crises, and other factors outside of our control; our ability to comply with laws, regulations, policies and standards; our indebtedness; and potential tax liabilities. These and other risks are set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 23, 2024 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Qualcomm Announces Third Quarter Fiscal 2024 Results	Page 4 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except par value amounts)
(Unaudited)

	June 23, 2024	September 24, 2023
ASSETS
Current assets:
Cash and cash equivalents	$7,770	$8,450
Marketable securities	5,262	2,874
Accounts receivable, net	2,948	3,183
Inventories	6,020	6,422
Held for sale assets	—	341
Other current assets	1,332	1,194
Total current assets	23,332	22,464
Deferred tax assets	4,420	3,310
Property, plant and equipment, net	4,744	5,042
Goodwill	10,770	10,642
Other intangible assets, net	1,296	1,408
Held for sale assets	—	88
Other assets	8,179	8,086
Total assets	$52,741	$51,040

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$2,586	$1,912
Payroll and other benefits related liabilities	1,780	1,685
Unearned revenues	263	293
Short-term debt	1,364	914
Held for sale liabilities	—	333
Other current liabilities	3,754	4,491
Total current liabilities	9,747	9,628
Unearned revenues	108	99
Income taxes payable	526	1,080
Long-term debt	13,190	14,484
Held for sale liabilities	—	38
Other liabilities	4,500	4,130
Total liabilities	28,071	29,459

Stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,116 and 1,114 shares issued and outstanding, respectively	—	490
Retained earnings	24,273	20,733
Accumulated other comprehensive income	397	358
Total stockholders’ equity	24,670	21,581
Total liabilities and stockholders’ equity	$52,741	$51,040

Qualcomm Announces Third Quarter Fiscal 2024 Results	Page 5 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 23, 2024	June 25, 2023	June 23, 2024	June 25, 2023
Revenues:
Equipment and services	$7,993	$7,108	$24,259	$22,737
Licensing	1,400	1,343	4,459	4,452
Total revenues	9,393	8,451	28,718	27,189
Costs and expenses:
Cost of revenues	4,174	3,792	12,593	11,989
Research and development	2,259	2,222	6,591	6,683
Selling, general and administrative	664	618	1,998	1,854
Other	75	(4)	47	285
Total costs and expenses	7,172	6,628	21,229	20,811
Operating income	2,221	1,823	7,489	6,378
Interest expense	(168)	(172)	(517)	(521)
Investment and other income, net	226	106	768	166
Income from continuing operations before income taxes	2,279	1,757	7,740	6,023
Income tax expense	(171)	(22)	(545)	(313)
Income from continuing operations	2,108	1,735	7,195	5,710
Discontinued operations, net of income taxes	21	68	27	32
Net income	$2,129	$1,803	$7,222	$5,742

Basic earnings per share:
Continuing operations	$1.89	$1.56	$6.45	$5.11
Discontinued operations	0.02	0.06	0.02	0.03
Net income	$1.91	$1.62	$6.47	$5.14
Diluted earnings per share:
Continuing operations	$1.86	$1.54	$6.37	$5.07
Discontinued operations	0.02	0.06	0.02	0.03
Net income	$1.88	$1.60	$6.39	$5.10
Shares used in per share calculations:
Basic	1,116	1,115	1,116	1,117
Diluted	1,134	1,124	1,130	1,126

Qualcomm Announces Third Quarter Fiscal 2024 Results	Page 6 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	June 23, 2024	June 25, 2023
Operating Activities:
Net income from continuing operations	$7,195	$5,710
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,267	1,347
Income tax provision less than income tax payments	(2,538)	(836)
Share-based compensation expense	1,951	1,876
Net gains on marketable securities and other investments	(314)	(84)
Impairment losses on other investments	66	120
Other items, net	(63)	23
Changes in assets and liabilities:
Accounts receivable, net	221	1,807
Inventories	397	(192)
Other assets	120	604
Trade accounts payable	691	(2,052)
Payroll, benefits and other liabilities	654	(604)
Unearned revenues	(1)	(116)
Net cash used by operating activities from discontinued operations	(91)	(394)
Net cash provided by operating activities	9,555	7,209
Investing Activities:
Capital expenditures	(785)	(1,157)
Purchases of debt and equity marketable securities	(4,156)	(22)
Proceeds from sales and maturities of debt and equity marketable securities	1,895	1,119
Acquisitions and other investments, net of cash acquired	(234)	(107)
Proceeds from sales of property, plant and equipment	10	121
Proceeds from other investments	70	13
Other items, net	(36)	18
Net cash (used) provided by investing activities from discontinued operations	(2)	1,395
Net cash (used) provided by investing activities	(3,238)	1,380
Financing Activities:
Proceeds from short-term debt	799	4,668
Repayment of short-term debt	(799)	(5,166)
Proceeds from long-term debt	—	1,880
Repayment of long-term debt	(914)	(1,446)
Proceeds from issuance of common stock	196	233
Repurchases and retirements of common stock	(2,818)	(2,573)
Dividends paid	(2,739)	(2,569)
Payments of tax withholdings related to vesting of share-based awards	(797)	(499)
Other items, net	(17)	(16)
Net cash provided (used) by financing activities from discontinued operations	19	(58)
Net cash used by financing activities	(7,070)	(5,546)
Effect of exchange rate changes on cash and cash equivalents	(4)	35
Net (decrease) increase in total cash and cash equivalents	(757)	3,078
Total cash and cash equivalents at beginning of period (including $77 and $326 classified as held for sale at September 24, 2023 and September 25, 2022, respectively)	8,527	3,099
Total cash and cash equivalents at end of period (including $90 classified as held for sale at June 25, 2023)	$7,770	$6,177

Qualcomm Announces Third Quarter Fiscal 2024 Results	Page 7 of 8

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial measures presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, our Non-GAAP financial measures might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP financial measures are presented herein.
We use Non-GAAP financial information: (i) to evaluate, assess and benchmark our operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of our ongoing core operating businesses, including our QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by us include revenues, cost of revenues, research and development (R&D) expenses, selling, general and administrative (SG&A) expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. We are able to assess what we believe is a meaningful and comparable set of financial performance measures by using Non-GAAP information. In addition, the HR and Compensation Committee of our Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. We present Non-GAAP financial information to provide greater transparency to investors with respect to our use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating our business and assessing trends and future expectations.
Non-GAAP information presented herein excludes our QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items.
•QSI is excluded because we generally expect to exit our strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed as unrelated to our operational performance.
•Share-based compensation expense primarily relates to restricted stock units. We believe that excluding share-based compensation from Non-GAAP financial information allows us and investors to make additional comparisons of the operating activities of our ongoing core businesses over time and with respect to other companies.
•Certain other items are excluded because we view such items as unrelated to the operating activities of our ongoing core businesses, as follows:
◦Acquisition-related items include amortization of acquisition-related intangible assets, substantially all of which relate to the amortization of technology-based intangible assets that is recorded in cost of revenues and will recur in future periods until the related intangible assets have been fully amortized. We view acquisition-related intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. Acquisition-related intangible assets contribute to revenue generation that has not been excluded from our Non-GAAP financial information. Acquisition-related items also include recognition of the step-up of inventories and property, plant and equipment to fair value and the related tax effects of acquisition-related items, as well as any effects from restructuring the ownership of such acquired assets. We also exclude the operating results of acquired and/or consolidated businesses that, as of close, are expected or required to be sold. Additionally, we exclude certain other acquisition-related charges such as third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition.
◦We exclude certain other items that we view as unrelated to our ongoing businesses, such as major restructuring and restructuring-related costs, asset impairments and awards, settlements and/or damages arising from legal or regulatory matters. We exclude gains and losses driven by the revaluation of our deferred compensation plan liabilities recognized in operating expenses and the offsetting gains and losses on the related plan assets recognized in investment and other income (expense).
◦Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of our ongoing Non-GAAP tax rate and after-tax earnings. Beginning in the first quarter of fiscal 2023 and for the initial five-year period in which we are required to capitalize and amortize R&D expenditures for U.S. federal income tax purposes, we also exclude the favorable impact to our provision for income taxes and results of operations resulting from such change in treatment of R&D expenditures. The favorable tax provision impact will diminish in future years as capitalized research and development expenditures continue to amortize.

Qualcomm Announces Third Quarter Fiscal 2024 Results	Page 8 of 8
Reconciliations of GAAP Results to Non-GAAP Results

(in millions, except per share data and percentages)	GAAP to Non-GAAP Reconciliation					Non-GAAP Supplemental Information
	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1]	Non-GAAP Results	QCT	QTL	Non-GAAP Reconciling Items[2]
Q3 Fiscal 2024
Revenues	$9,393	$2	$—	$—	$9,391	$8,069	$1,273	$49
Operating income (loss)	2,221	(2)	(644)	(150)	3,017
EBT	2,279	14	(644)	(125)	3,034	2,181	894	(41)
EBT as % of revenues	24%				32%
Net income (loss)	2,129	11	(456)	(74)	2,648
Diluted EPS	$1.88	$0.01	($0.40)	($0.07)	$2.33
Diluted shares	1,134	1,134	1,134	1,134	1,134
Q3 Fiscal 2023
Revenues	$8,451	$9	$—	$—	$8,442	$7,174	$1,230	$38
Operating income (loss)	1,823	2	(613)	(87)	2,521
EBT	1,757	(21)	(613)	(39)	2,430	1,744	811	(125)
EBT as % of revenues	21%				29%
Net income (loss)	1,803	(17)	(525)	240	2,105
Diluted EPS	$1.60	($0.01)	($0.47)	$0.21	$1.87
Diluted shares	1,124	1,124	1,124	1,124	1,124
(1) Further details of amounts included in the “Other Items” column for the current period are included at the end of this news release in the section labeled “Supplemental Information and Reconciliations.” Details of amounts included in the “Other Items” column for the prior period are included in the news release for that period.
(2) Non-GAAP reconciling items related to revenues consisted primarily of nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to EBT consisted primarily of certain cost of revenues, R&D expenses, SG&A expenses, other expenses or income, interest expense and certain investment income (expense) that are not allocated to segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.
Sums may not equal totals due to rounding.

Q3 Fiscal 2024 Supplemental Information and Reconciliations
(in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$4,174	$1	$21	$30	$4,122
Research and development expenses	2,259	—	502	23	1,734
Selling, general and administrative expenses	664	3	121	22	518
Other	75	—	—	75	—
Interest expense	168	—	—	1	167
Investment and other income, net	226	16	—	26	184
Income tax expense (benefit)	171	3	(188)	(30)	386
Discontinued operations, net of income taxes	21	—	—	21	—
(1) Other items excluded from Non-GAAP results included a $75 million charge related to a proposed settlement of a securities class action lawsuit, $47 million of acquisition-related charges, $2 million of restructuring and restructuring-related charges and $1 million of interest expense related to a fine imposed on us by the European Commission in 2019. Other items excluded from Non-GAAP results also included $26 million of losses driven by the revaluation of our deferred compensation plan liabilities, which increases operating expenses, offset by corresponding $26 million of gains driven by the revaluation of the associated plan assets, which were included within investment and other income, net, as well as $21 million of income, net of income taxes, from the discontinued operations of Veoneer’s Non-Arriver businesses.
(2) At fiscal year end, the quarterly tax expense for each column equals the annual tax expense (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these expenses (benefits) may not equal the total GAAP tax expense, and this difference is included in the tax expense (benefit) in the “Other Items” column. Tax benefit in the “Other Items” column included an $81 million benefit from the foreign-derived intangible income deduction resulting from the requirement to capitalize and amortize R&D expenditures, a $9 million benefit for the tax effect of acquisition-related charges and a $1 million benefit from the combined effect of other items in EBT, partially offset by a $53 million foreign currency loss related to a noncurrent receivable resulting from our refund claim of Korean withholding taxes paid in prior periods and an $8 million expense to reconcile the tax provision of each column to the total GAAP tax provision for the quarter.
Sums may not equal totals due to rounding.